SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the
                 Securities and Exchange Act of 1934
                          (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                 THE PAYDEN & RYGEL INVESTMENT GROUP
- ---------------------------------------------------------------------------
           (Name of Registrant as Specified In Its Charter)

- ---------------------------------------------------------------------------
             (Name of Person(s) Filing Proxy Statement if
                      other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    $125 per Exchange Act Rules 0-11(c)(1)(ii),14a-6(i)(1), 14a-6(i)(2)
       or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
       0-11.
       1) Title of each class of securities to which transaction applies:

            -----------------------------------------------------------

       2)   Aggregate number of securities to which transaction applies:

            -----------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            -----------------------------------------------------------

       4)   Proposed maximum aggregate value of transaction:

            -----------------------------------------------------------

       5)   Total fee paid:

          -------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1)   Amount previously paid:

            ---------------------------------------------------------

       2)   Form, Schedule or Registration Statement No.:

            ---------------------------------------------------------

       3)   Filing Party:

            ---------------------------------------------------------

       4)   Date Filed:

            ---------------------------------------------------------



               PAYDEN & RYGEL GLOBAL FIXED INCOME FUND
                PAYDEN & RYGEL INTERNATIONAL BOND FUND
                        333 South Grand Avenue
                    Los Angeles, California  90071

              Notice of Special Meeting of Shareholders
                     Meeting Date: June 28, 1996

To the Shareholders:

          A Special Meeting of Shareholders of Payden & Rygel Global Fixed Income Fund and Payden & Rygel International Bond Fund (each a "Fund") will be held on June 28, 1996 at 9:00 A.M. at the offices of The Payden & Rygel Investment Group located at 333 South Grand Avenue, 32nd Floor, Los Angeles, California 90071 for the following purposes:

          1. To approve amendments to the Investment Management Agreement between The Payden & Rygel Investment Group and Payden & Rygel, revising the fee schedule with respect to each Fund, as more fully described in the proxy statement;

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

          The proposed amendment will result in decreases in the advisory fees paid by the Funds at current asset levels. The details of the decrease are noted on page 3 of the proxy statement. When a Fund exceeds $900 million in assets, the fee will increase over the levels currently contemplated by the Fund's investment management agreement. However, the total fee will increase by .02% or less of total assets until a Fund's assets exceed $1.6 billion. THE TRUSTEES UNANIMOUSLY RECOMMEND APPROVAL OF THE PROPOSED AMENDMENTS TO THE INVESTMENT MANAGEMENT AGREEMENT.

          Shareholders of record of the Funds at the close of business on May 3, 1996 are entitled to vote at the meeting or any adjournment thereof. IT IS IMPORTANT THAT YOU RETURN YOUR SIGNED PROXY PROMPTLY, REGARDLESS OF THE SIZE OF YOUR HOLDINGS, SO THAT A QUORUM MAY BE ASSURED.

                         By Order of the Board of Trustees


                         -----------------------------
                         Secretary

May   , 1996


          Your vote is important! Please indicate your voting instructions on the enclosed proxy, date and sign it, and return it in the accompanying postage prepaid envelope. If you sign, date and return the proxy but give no voting instructions, your shares will be voted to approve the proposed amendments to the Investment Management Agreement and as the proxies determine with respect to any other business that properly comes before the Meeting.




               PAYDEN & RYGEL GLOBAL FIXED INCOME FUND
                PAYDEN & RYGEL INTERNATIONAL BOND FUND
                        333 South Grand Avenue
                    Los Angeles, California  90071

                           PROXY STATEMENT

                   Special Meeting of Shareholders
                            June 28, 1996


          This proxy statement is furnished in connection with the solicitation by the Board of Trustees of The Payden & Rygel Investment Group (the "Trust") of proxies to be voted at a Special Meeting of Shareholders (the "Meeting") of Payden & Rygel Global Fixed Income Fund (the "Global Fund") and Payden & Rygel International Bond Fund (the "International Fund"), each of which is a series of the Trust, to be held on June 28, 1996, and any adjournment thereof. The International Fund and the Global Fund are each referred to below from time to time as a "Fund" and collectively as the "Funds".

          The time, location and purposes of the Meeting are set forth in
the accompanying Notice of Special Meeting of Shareholders dated May   ,
1996. Proxies will be solicited primarily by mailing this proxy statement and the accompanying proxy card to shareholders commencing on or about May
  , 1996. Supplementary solicitations may be made by telephone or telegram or by personal interview. Officers of the Trust and of the Trust's investment adviser, Payden & Rygel, who participate in such solicitations will receive no compensation for their services other than their regular salaries. The expenses of preparing and mailing this proxy statement and its enclosures and all other solicitation expenses will be paid by the Funds.

          The Trust will furnish without charge a copy of its most recent annual report to any shareholder upon request. Such request may be made by calling the Trust during business hours at (213) 625-1900 or (800) 5-PAYDEN (800-572-9336), or by writing the Trust at the address set forth above.


              OUTSTANDING SHARES AND VOTING REQUIREMENTS

          The Board of Trustees has fixed the close of business on April 30, 1996 as the record date for the Meeting and any adjournments thereof. Only shareholders of record of the Funds at the close of business on that date are entitled to notice of and to vote at the Meeting. Each such shareholder of a Fund is entitled to one vote for each full share, and a proportionate vote for each fractional share, of the Fund held on the record date.

          As of May 3, 1996, 1,988,984 shares of the International Fund and 66,010,343 shares of the Global Fund were issued and outstanding. As of such date, the following persons were known to hold of record more than 5% of the outstanding shares of the Funds:

                                               Percentage of
Name and Address           Number of Shares    Outstanding Shares
- ----------------           ----------------    ------------------
GLOBAL FIXED INCOME FUND

Public Service Electric    7,354,679           11.1%
& Gas Company
Jersey City, NJ  07302

Unihealth America          4,859,631           7.4%
Pittsburgh, PA  15230

All Officers and           412,132             0.6%
Trustees as a group


INTERNATIONAL BOND FUND

Conseulo Zobel Alger       1,459,634           73.4%
Foundation
Honolulu, HI  96813

Fleetwood Retirement       363,446             18.3%
Plan
Riverside, CA  92523

All Officers and           104,888             5.2%
Trustees as a group

          The holders of 30% of the outstanding shares of a Fund must be present in person or represented by proxy at the Meeting in order to constitute a quorum for the transaction of any business with respect to such Fund. If a quorum of a Fund is present at the Meeting but sufficient votes to approve the proposed amendment to the Investment Management Agreement with respect to such Fund are not received, the persons named as proxies may propose one or more adjournments of the Meeting with respect to such Fund to permit further solicitation of proxies. In so doing, the persons named as proxies will attempt to determine if an adjournment and additional shareholder solicitation are reasonable and in the best interest of shareholders, and will vote for or against adjournment accordingly. Any such adjournment will require the affirmative vote of a majority of the shares of the Fund present at the Meeting or represented by proxy.

          If the enclosed proxy card is executed properly and returned in time to be voted at the Meeting, and is not revoked, the shares represented thereby will be voted according to the instructions marked on the card.
The persons appointed as proxies will use their best judgment in voting in connection with the transaction of any other business that may properly come before the Meeting or any adjournment thereof. A shareholder giving a proxy may revoke it at any time before it is exercised by giving written notice of its revocation to the Secretary of the Trust at the address indicated on the Notice of Special Meeting, by executing and delivering to the Trust another proxy dated subsequent to the proxy to be revoked, or by attending the Meeting and voting in person.

          Abstentions and broker "non-votes" (proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power) will not be counted for or against any proposal to which they relate, but will be counted for purposes of determining the shares present at the Meeting. Abstentions and broker non-votes will therefore have the effect of a "no" vote for purposes of obtaining the requisite approval of any proposal before the Meeting.


                              PROPOSAL 1
                       APPROVAL OF AMENDMENT TO
                   INVESTMENT MANAGEMENT AGREEMENT


          At the Meeting, the shareholders of each Fund will be asked to approve an amendment (the "Amendment") to the Investment Management Agreement between the Trust and Payden & Rygel with respect to the Fund. A copy of the Investment Management Agreement, as amended by the Amendment, is set forth as Exhibit A to this Proxy Statement, with changes from the current Investment Management Agreement indicated in bold face type. The provisions of the Investment Management Agreement will remain the same, with the exception of the new fee schedule set forth in Exhibit A of the Investment Management Agreement (discussed further below).

          Pursuant to the Investment Management Agreement, Payden & Rygel renders investment advice and provides supervisory management services to each Fund, subject to the control and overall supervisory authority of the Trust's Board of Trustees. For these services, Payden & Rygel currently receive fees at the following annual rates, as a percentage of each Fund's average daily net assets: 0.37% of the first $200,000,000, 0.29% of the next $500,000,000, 0.25% of the next $800,000,000, and 0.18% of the excess over $1,500,000,000. If the Amendment is approved by the shareholders of a Fund, the annual advisory fee to be paid to Payden & Rygel with respect to such Fund will be amended to 0.30% of the first $2,000,000,000 and 0.25% of the excess over $2,000,000,000 of the Fund's average daily net assets.

          For the fiscal year ended October 31, 1995, the aggregate amounts of Payden & Rygel's fees under the Investment Management Agreement with respect to the Global Fund and the International Fund were $1,533,836 and $25,777, respectively. If the proposed fee structure under the Amendment had been in effect with respect to each Fund for such fiscal year, the aggregate amount of Payden & Rygel's fees would have been $ 1,420,375 with respect to the Global Fund, which represents a 7.3% DECREASE over the amount of fees actually paid, and $20,900 with respect to the International Fund, which represents a 18.9% decrease over the amount of fees actually paid.

          Management believes that the current advisory fee schedule is too complex. Shareholders may have difficulty calculating a Fund's average management fee. The new structure is much easier to understand. Furthermore, the proposed new fee structure is similar to (and only slightly higher than) that of the Trust's seven domestic fixed income funds. The proposed fee structure will continue to be one of the lowest fee structures currently available to investors in non-index global and international mutual funds.

GENERAL INFORMATION REGARDING THE INVESTMENT MANAGEMENT AGREEMENT

          The Investment Management Agreement is dated as of June 24, 1992 with respect to the Global Fund. The International Fund was added to the Agreement by amendment on December 31, 1994. The Agreement was approved by the shareholders of the Global Fund on January 29, 1993 and by the initial shareholder of the International Fund on March 31, 1995, and was last approved by the Board of Trustees of the Trust on June 13, 1995.

          Except as described below, each Fund will continue to pay all of its expenses, including commissions, interest, taxes, legal and accounting fees, fees of custodians, transfer agents, registrars and dividend disbursing agents, registration and filing fees, and costs in connection with meetings of shareholders, including the preparation and distribution of proxy soliciting materials, and a pro rata portion of other Trust expenses, including fees and expenses of Trustees who are not "interested persons" of Payden & Rygel or of the principal underwriter of the Fund, insurance premiums, printing costs (which do not include the costs of printed material sent to persons who are not shareholders), salaries and related compensation of all non-officer employees, postage, association dues and extraordinary and nonrecurring expenses.

          Payden & Rygel will continue to limit each Fund's operating expenses (other than interest, taxes, brokerage commissions and other portfolio transaction expenses, capital expenditures and extraordinary expenses) to 0.70% of the average daily net assets of the Fund's Class A shares and 0.95% of the average daily assets of the Fund's Class B shares. For the year ended October 31, 1995, total expenses for the Global Fixed Income Fund and International Bond Fund were 0.50% and 0.70% of average daily net assets, respectively. In addition, Payden & Rygel will continue to be obligated to reimburse each Fund if Fund expenses exceed those expenses set forth in any statutory or regulatory formula prescribed by any state in which Fund shares are registered at such time.

          The Investment Management Agreement provides that neither Payden & Rygel nor any of its officers, directors or employees will be liable for any error of judgment or mistake of law, or for any loss suffered by a Fund in connection with the matters to which the Investment Management Agreement relates, except for losses resulting from Payden & Rygel's willful misfeasance, bad faith or gross negligence in the performance of its duties on behalf of the Fund or from its reckless disregard of its duties under the Investment Management Agreement.

          Treasury Plus, Inc., a wholly-owned subsidiary of Payden & Rygel, provides administration services to the Trust pursuant to a Management and Administration Agreement with the Trust which became effective on January 1, 1996.

CONSIDERATION OF AMENDMENT BY THE BOARD

          The Board of Trustees of the Trust, including all of the Trustees who are not "interested persons" of the Trust within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), has concluded that approval of the Amendment is in the best interests of each Fund and its shareholders. The Board, therefore, recommends approval of the Amendment by the shareholders of each Fund.

          In making this recommendation, the Trustees carefully evaluated the following factors with respect to each Fund, among others: (1) the excellent performance of the Fund under the management of Payden & Rygel;
(2) that the level of the annual advisory fees paid to Payden & Rygel will decrease at the Fund's current level of assets and until its assets exceed approximately $900 million, and will be low compared to the fees charged to many other non-index global and international and mutual funds; (3) the continuing agreement of Payden & Rygel to limit annual Fund operating expenses to 0.70% and 0.95% of the average daily net assets of the Fund's Class A and Class B shares, respectively; (4) that the other terms of the Investment Management Agreement will remain unchanged; (5) the history, reputation, qualification, and background of Payden & Rygel; and (6) the capabilities of Payden & Rygel Distributors, the affiliate of Payden & Rygel which acts as distributor of the Fund's shares, to increase the assets of the Fund, thereby potentially resulting in greater economies of scale and portfolio diversity.

REQUIRED VOTE

          The affirmative vote of the holders of "a majority of the outstanding securities" of a Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), is required to approve the Amendment with respect to such Fund. "Majority of the outstanding voting securities" of a Fund for this purpose under the 1940 Act means the lower of (i) 67% of the shares of the Fund represented at the Meeting, if more than 50% of the outstanding shares of the Fund are represented at the Meeting, or (ii) more than 50% of the outstanding shares of the Fund.


                        THE INVESTMENT ADVISER

          Payden & Rygel serves as investment adviser to the Trust pursuant to the Investment Management Agreement. Payden & Rygel is an investment counseling firm founded in 1983, and currently has over $20 billion of assets under management. It is registered as an investment adviser with the Securities and Exchange Commission and as a commodity trading adviser with the Commodities Futures Trading Commission.

          The following table provides a summary of certain information with respect to the principal executive officers and directors of Payden & Rygel. The principal business address of such persons is 333 South Grand Avenue, Los Angeles, California 90071.

                                                  Position with
Name                      Trust Office            Payden & Rygel
- ----                      ------------            --------------
Joan A. Payden            Chairman of the Board   President and
                          and President           Director

Lynda L. Faber            Trustee                 Senior Vice
                                                  President and
                                                  Director

John P. Isaacson          Trustee                 Executive Vice
                                                  President and
                                                  Director

James P. Sarni                 -                  Vice President

Brian W. Matthews              -                  Vice President

Christopher N. Orndorff   Trustee                 Vice President

Lynn M. Bowker            Vice President and      Vice President and
                          Treasurer               Treasurer

Scott A. King             Executive Vice          Executive Vice
                          President               President and
                                                  Director

          Payden & Rygel is controlled by Joan A. Payden, who owns a majority of its outstanding shares.


                            OTHER BUSINESS

          As of the date of this Proxy Statement, the Trust's management knows of no business to come before the Meeting other than as set forth in the Notice of Meeting. If any other business is properly brought before the meeting or any adjustment thereof, the persons named as proxies will vote on such business in their sole discretion.


                     NEXT MEETING OF SHAREHOLDERS

          The Meeting is a special meeting of shareholders of the Funds. The Trust is not required, and does not intend, to hold annual or other periodic meetings of shareholders of the Funds except as required by the 1940 Act. The next meeting of shareholders of one or more Funds will be held at such time as the Board of Trustees may determine or at such time as may be legally required. A proposal which a shareholder wishes to have included in the Trust's proxy materials for any such meeting must be received by the Trust at its principal office within a reasonable time before the release of the Trust's proxy soliciting materials with respect to such meeting, as determined by the Board of Trustees. Any such proposal must comply with the requirements of applicable law and regulations governing both the eligibility of the proponent and the form and substance of the proposal.

          Please execute and return the enclosed proxy promptly to ensure that a quorum is present at the meeting. A self-addressed, postage-paid envelope is enclosed for your convenience.


                         -----------------------------------
                         Joan A. Payden
                         President

May   , 1996
Los Angeles, California


                PAYDEN & RYGEL                  FUND
                               ----------------

                    PROXY SOLICITED BY MANAGEMENT


     The undersigned hereby appoint(s)                          , and
                                       -------------------------
each of them, as proxies of the undersigned, each with full power of substitution, to vote at the Special Meeting of Shareholders of Payden &
Rygel                   Fund (the "Fund") to be held on June 28, 1996 at
      -----------------
9:00 a.m., and any adjournment thereof, all the shares of the Fund standing in the name of the undersigned.

     When properly executed, this Proxy will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is given, this Proxy will be voted FOR approval of the proposed amendment to the Investment Management Agreement. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments thereof.


               (1)  For [ ]     Against [ ]     Abstain [ ]

     With respect to approval of the amendment to the Investment Management Agreement between The Payden & Rygel Investment Group and Payden & Rygel with respect to the Fund, as more fully described in the proxy statement (the Board of Directors recommends a vote FOR)

     The undersigned hereby acknowledge(s) receipt of a copy of the Notice of Special Meeting of Shareholders and the Proxy Statement with respect thereto, and hereby revoke(s) any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is exercised.

Dated:                       , 1996
       ----------------------


                           --------------------------------

                           --------------------------------
                           Signature(s) should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, executor, administrator, trustee or guardian, please give us full name and capacity in which signing.



     THIS PAGE MUST BE KEPT AS THE LAST PAGE OF THE DOCUMENT.



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